Exhibit 99.2

AMENDED STOCK PURCHASE AGREEMENT

This Amended Stock Purchase Agreement (“Amendment”) is made and entered into effective June 30, 2011  by and among SecureAlert, Inc., a Utah corporation (the "Buyer"), Midwest Monitoring & Surveillance, Inc. (“MM&S”), a Minnesota corporation, Gary Shelton (“Shelton”), Larry Gardner (“L. Gardner”), and Sue Gardner (“S. Gardner”) (collectively, “Gardners” and, with Shelton, each of them a “Seller” and collectively, the "Sellers").  The Buyer, MM&S and the Sellers are referred to collectively herein as the "Parties."

RECITALS:

A.       Buyer and Sellers entered into a Stock Purchase Agreement effective as of December 1, 2007 (as thereafter amended and supplemented by the Extensions, as defined below, the “Purchase Agreement”).

B.       The Purchase Agreement was amended and extended by agreements effective March 1, 2009, April 1, 2010, April 23, 2011 and May 23, 2011 (the “Extensions”).

C.       Pursuant to the Purchase Agreement and subsequent Extensions, Buyer acquired from Sellers and Gary Bengtson (“Bengtson”) 53.145% of the issued and outstanding capital stock of MM&S.

D.       The Parties desire to supplement and amend the Purchase Agreement by finalizing Buyer’s exercise of the Buyer’s Option granted under the Purchase Agreement and subsequent Extensions and/or amendments, and completing Buyer’s purchase of the MM&S shares held by the Sellers, by superseding and terminating any and all other previous agreements, understandings, obligations and/or amendments, either written or verbal, as of the execution of this final Amendment.

E.       The Sellers desire to sell and the Buyer desires to purchase the remaining capital stock of MM&S held by Shelton, which is calculated to be 15.6183333% of the outstanding capital stock of MM&S, and the remaining capital stock of the Gardners, which is calculated to be 15.6183333% of the outstanding capital stock of MM&S, for an aggregate of 31.2366667% of the issued and outstanding capital stock of MM&S, on the terms contained in this Amendment.

F.       The Parties acknowledge that Buyer may also elect, in its sole discretion, to execute a separate agreement with Bengtson to acquire his remaining capital stock of MM&S which is approximately 15.6183333% of the issued and outstanding capital stock of MM&S.  The execution of such an agreement with Bengtson is not a condition to the closing of the transactions contained in this Amendment.

NOW THEREFORE, in consideration of the understandings and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE 1
DEFINITIONS

1.1           Defined Terms.  Except as otherwise indicated herein, the capitalized terms in this Amendment will have the same meaning as defined within the Purchase Agreement.  If there is any conflict between the meaning of a defined term in this Amendment and in the Purchase Agreement, the term as used in this Amendment shall take precedence.

ARTICLE 2
PURCHASE AND SALE OF SHARES

2.1           Purchase Price.  Buyer hereby purchases and Sellers hereby sell to Buyer the Remaining Shares held by Sellers (the “Shares”).  The Parties agree that the purchase price for the Shares (the “Closing Purchase Price”) shall be specified for each of the Sellers and shall be paid as follows:

(A)           Upon Closing, all MM&S assets, liabilities, debt obligations of MM&S shall become the property and obligation of Buyer by its ownership of the Shares.  Buyer also agrees to assume or to hold Sellers harmless under the personal guarantees of the Sellers given on behalf of MM&S (the “Guarantees”).  The assets, liabilities, and debt obligations of MM&S shall be as recorded on the MM&S Balance Sheet dated May 31, 2011 (Exhibit A), to be supplemented by the MM&S June 30, 2011 Balance Sheet on or before July 31, 2011.  The Guarantees are as disclosed by the Sellers on the attached (Exhibit B) to this Amendment.

(B)           In addition, Buyer shall pay to Sellers, as indicated, the following:

a.      A total of $400,000 in cash shall be paid to Sellers at Closing, as follows: (i) $200,000 to Gardners; and (ii) $200,000 to Shelton;

b.      $225,000 in cash shall be paid to each Seller in nine (9) equal quarterly installments of $25,000, each installment to be paid within five (5) business days of the filing by the Buyer of its quarterly report on Form 10-Q or annual report on Form 10-K, in the case of the fiscal fourth quarter of the Buyer, beginning with the 10-K to be filed for the fiscal year and fiscal fourth quarter ending September 30, 2011, and continuing each contiguous quarter through and including the 10-K for the fiscal year and fiscal fourth quarter ending September 30, 2013.  The quarterly and annual reports described herein are referred to as the “SEC Reports.”

c.      A cash sum equal to five percent (5%) of the reported Gross Profits of MM&S shall be paid to each Seller in nine (9) quarterly installments, each such payment to be paid within five (5) business days of filing of the applicable SEC Report for such quarter, with the actual amount of each such payment varying from quarter to quarter, calculated based on the Gross Profits stated in such SEC Report.

d.      Buyer shall issue to Gardners 1,052,632 shares, and to Shelton 1,052,632 shares, of restricted common stock of Buyer (the “Buyer’s Shares”) within thirty (30) calendar days of execution of this Amendment.

2.2           Purchase and Sale of the Shares.

(A)           Purchase of Shares.  In consideration of the payment of the Purchase Price set forth in Section 2.1, above, Buyer shall purchase from Sellers, and the Sellers shall sell, convey, assign, transfer and deliver to Buyer, all of their respective Shares, free and clear of any lien and restriction on transfer.  Sellers each hereby represent and warrant to Buyer that such Shares represent all of the issued and outstanding shares of the capital stock of MM&S held by or within their control, that no shares of the issued and outstanding capital stock of MM&S are held by any other person exclusive of Bengtson, and that there are no outstanding options, warrants, notes, or other instruments related to the issuance of any shares of common stock or other capital stock of MM&S (other than those shares of MM&S capital stock currently held by Bengtson).

(B)             Loans and Guarantees.  Buyer shall pay in full or obtain the release of Sellers under the Guarantees. It is acknowledged by the Sellers that certain of the releases may not be obtained from third parties until after the Closing, and Buyer agrees to indemnify and hold Sellers harmless under such Guarantees until all necessary releases have been obtained.

2.3             Closing.

(A)           Closing Date.  The Closing of the sale and purchase of the Shares (the “Closing”) will occur at the offices of the Buyer at 10:00 a.m. on Thursday, June 30, 2011; provided, however, that the Parties may, by mutual written consent, set the date and location of Closing at such other time and place as they may mutually desire without further amendment to this Agreement.

(B)           Deliveries at the Closing.  At the Closing, (i) the Sellers will deliver to the Buyer (a) stock certificates representing all of the Shares, endorsed in blank or accompanied by duly executed assignment documents, and (b) all books and records, bank statements and accounting records of MM&S; and (ii) the Buyer will deliver to Sellers the Closing Purchase Price for the Shares as specified in Section 2.1(B)(a), provided, however, that the Buyer’s Shares shall be delivered pursuant within thirty (30) days of Closing Date as provided in Section 2.1(B)(d).

ARTICLE 3
MANAGEMENT CONSULTING

3.1           Management Consulting.  For the duration of this agreement and until such time as the final payments are made to the Sellers under Section 2.1(B)(b) and (c), and for consideration to be provided under a separate employment agreement (the “Employment Agreement”), Shelton shall continue to advise, support and transition the organization and operations of MM&S as requested and directed by the Buyer.  Furthermore, Shelton agrees to support all desired retention, integration, transition, transformation and gross margin improvement efforts of the Buyer for MM&S operations, employees, suppliers, partners and customers, and to support and assist with the integration, consolidation and successful transition of personnel, operations, partners, suppliers and customers of MM&S into the Buyer’s national operations.

3.2           Management Transition.  Upon execution of this Agreement, Shelton shall continue to act as General Manager of MM&S operations reporting directly to the President of the Buyer, and in fulfillment of any and all duties described above and herein, and until such time as the integration and transformation of MM&S into the Buyer are complete to the satisfaction of Buyer, or until such time as the Buyer shall relieve Shelton of said responsibilities, subject to the terms of the Employment Agreement.

3.3           Covenant Not to Compete.  For a period of two (2) years following the receipt of the final payment to Sellers under Section 2.1(B)(b) and (c), above, and as additional consideration for such payments, Sellers, and each of them, covenant and agree that none of them shall compete in any way with the Buyer, its subsidiaries and/or affiliated business interests, and none of them shall solicit, recruit or induce to action any customers, suppliers, partners and/or employees of the Buyer or its affiliates and subsidiaries in any way adverse to the interests of Buyer.

ARTICLE 4
BREACH AND CURE PROVISION

In addition to the remedies for breach contained in the Purchase Agreement, in the event Buyer fails to make a payment to Sellers under Section 2.1(B)(b) or (c) above, the following shall apply:

4.1           Cure Period.  Buyer shall have fifteen (15) days from the original due date to cure any delinquency under this Amendment.

4.2           Interest and Penalties.  In the event a breach remains uncured for more than fifteen (15) days from the date upon which payment was originally due, the delinquent payment shall bear interest at the rate of 1.5 percent per month (18% per annum) until payment is received by Sellers.

4.3           Fees.  In the event of litigation brought by Sellers to enforce their rights to payment under this Amendment, Buyer shall reimburse the Sellers for all reasonable attorney fees and costs actually incurred in connection with Buyer’s breach of this Amendment.

ARTICLE 5
REMAINING TERMS AND CONDITIONS

5.1          Remaining Conditions and Agreements to Continue in Effect.  The Parties agree that except where expressly modified or amended by this Amendment, all of the terms, conditions, agreements and understandings as set forth in the Purchase Agreement shall remain in full force and effect as to the Sellers and Buyer.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective June 30, 2011.

SECUREALERT, INC.

By:	/s/ John L. Hastings, III
John L. Hastings, III
Title:	President & Chief Operating Officer

By:	/s/ Chad D. Olsen
Chad D. Olsen
Title:	Chief Financial Officer

MIDWEST MONITORING AND SURVEILLANCE, INC.

By:	/s/ Gary L. Shelton
Gary L. Shelton
Title:	President

/s/ Gary L. Shelton
Gary L. Shelton, Seller

/s/ Larry W. Gardner
Larry W. Gardner, Seller

/s/ Sue Gardner
Sue Gardner, Seller